Exhibit 10.30
AMENDED AND RESTATED
HILL-ROM HOLDINGS, INC.
STOCK INCENTIVE PLAN
R E C I T A L S
WHEREAS, in accordance with that certain Distribution Agreement (as defined below), Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc. and hereinafter referred to in these recitals as “RemainCo” or “Hill-Rom Holdings, Inc.”) distributed its entire ownership interest in Hillenbrand, Inc. (formerly Batesville Holdings, Inc. and hereinafter referred to in these recitals as “SpinCo or “Hillenbrand, Inc.”) through a pro-rata distribution of all of the outstanding shares of SpinCo common stock then owned by RemainCo to the holders of RemainCo common stock (“Distribution”); and
WHEREAS, RemainCo and SpinCo have entered into that certain Employee Matters Agreement (as defined below) for the purpose of continuing benefits for the pre-Distribution directors, employees and consultants of RemainCo and its subsidiaries; and
WHEREAS, several amendments have been made to the Plan (as defined below) in contemplation of the Distribution and several further amendments to the Plan have been approved by the Board (as defined below) and the shareholders of RemainCo, and it is intended by this restatement of the Plan to incorporate all such amendments into one plan document.
SECTION 1. Purpose and Types of Awards
1.1 The purposes of the Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Plan”) are to enable Hill-Rom Holdings, Inc., formerly Hillenbrand Industries, Inc., (the “Company”) to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.
1.2 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or (v) Bonus Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.
SECTION 2. Definitions
“Board” shall mean the Board of Directors of the Company.
“Bonus Stock” shall mean an award described in Section 10 of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the committee of the Board designated by the Board to administer the Plan, or if no committee is designated, the Board. Notwithstanding the foregoing, with respect to awards to Non-Employee Directors, the Nominating/Corporate Governance Committee of the Board is the Committee.
“Common Stock” shall mean the common stock of the Company, without par value.
“Company” shall mean Hill-Rom Holdings, Inc., formerly Hillenbrand Industries, Inc., and its successors.
“Deferred Stock” shall mean an award described in Section 9 of the Plan and also known as Restricted Stock Units.
“Distribution” shall have the meaning set forth in the recitals.
“Distribution Agreement” shall mean the Distribution Agreement by and between the Company and Hillenbrand, Inc. (formerly Batesville Holdings, Inc.) dated effective as of March 14, 2008.
“Effective Time” shall mean the occurrence of the consummation of the transaction contemplated by the Distribution Agreement.
“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.
“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between the Company and Hillenbrand, Inc. (formerly Batesville Holdings, Inc.) dated effective as of March 31, 2008.
“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or otherwise; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).
“Hillenbrand, Inc. Stock Incentive Plan” shall mean the Hillenbrand, Inc. Stock Incentive Plan which is in effect immediately after the Effective Time.
“Incentive Option” shall mean a Stock Option granted under the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.
“Non-Qualified Option” shall mean a Stock Option granted under the Plan, which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.
“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.
“Plan” shall mean the Hill-Rom Holdings, Inc. Stock Incentive Plan, as amended and restated from time to time.
“Relationship” shall mean the status of employee, officer, or director of the Company or any Subsidiary of the Company.
“Restatement Effective Date” shall mean February 13, 2009.
“Restricted Stock” shall mean an award described in Section 8 of the Plan.
“Spinoff Awards” shall have the meaning set forth in Section 5.5 of the Hillenbrand, Inc. Stock Incentive Plan.
“Stock Appreciation Right” shall mean an award described in Section 7 of the Plan.
“Stock Option” shall mean an Incentive Option or a Non-Qualified Option, and, unless the context requires otherwise, shall include Director Options.
“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.
SECTION 3. Administration
3.1 The Plan shall be administered by the Committee; however, only the Board shall have authority to grant awards to Non-Employee Directors. All awards granted to Non-Employee Directors shall be administered by the Nominating/Corporate Governance Committee of the Board.

3.2 The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant (except as provided in Section 3.1 with respect to the grant of awards to Non-Employee Directors) and amend (provided however that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:
(a) to select the persons to whom awards will be granted from among those eligible, provided that for Non-Employee Directors, the Board shall make such determination;
(b) to determine the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein, provided that for Non-Employee Directors, the Board shall make such determination;
(c) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;
(d) to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;
(e) to determine that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the award holder;
(f) to determine whether, to what extent, and under what circumstances Common Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;
(g) subject to Section 6.5 of the Plan, to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;
(h) subject to Section 6.5 of the Plan, after considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements;
(i) to determine, pursuant to a formula or otherwise, the Fair Market Value of the Common Stock on a given date;

(j) after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;
(k) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and
(l) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.
3.3 The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.
3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.
3.5 The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by majority written consent.
3.6 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4. Stock Subject to Plan
4.1 The total number of shares of Common Stock which may be issued under the Plan shall be 15,297,578, subject to adjustment as provided in Section 4.4. The amount reflected in the prior sentence (i) gives effect to adjustments previously made in connection with the Distribution pursuant to Section 4.4 below and (ii) includes 5,500,000 additional shares (the “2009 Additional Shares”) reserved for issuance upon approval thereof by the Company’s shareholders on the Restatement Effective Date. Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit. Awards of Restricted Stock, Deferred Stock and/or Bonus Stock may not be made with respect to more than 2,500,000 of the 2009 Additional Shares.
4.2 To the extent a Stock Option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability shall count against the share limit set forth in Section 4.1.
4.3 No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Deferred Stock and/or Bonus Stock awards with respect to more than 250,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4. Notwithstanding the foregoing, any Spinoff Awards are not awards or grants under this Plan and shall not count against the foregoing fiscal year award limits under this Plan.
4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Common Stock of Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.
The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.
4.5 No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.
SECTION 5. Eligibility, Spinoff Awards and Adjusted Awards
5.1 The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers, or directors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible. In addition to the persons eligible under Section 5.1 above, all persons to receive awards of Stock Options or Deferred Stock with respect to the Common Stock as set forth in Article 7 of the Employee Matters Agreement are eligible for awards under Section 6 and Section 9 of the Plan.
5.2 Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.
5.3 Any awards of Stock Options or Deferred Stock under this Plan which were outstanding immediately prior to the Effective Time and were held by individuals who received Spinoff Awards under Section 5.3 of the Hillenbrand, Inc. Stock Incentive Plan, other than awards of Stock Options or Deferred Stock held by individuals who received Spinoff Awards pursuant to Section 7.1(c) and/or Section 7.2(c) or (d) of the Employee Matters Agreement, were cancelled as of the Effective Time and shall have no force or effect hereunder, and any holder of such cancelled award of Stock Option or Deferred Stock shall have no claim under such cancelled award or under the Plan.
5.4 Except as provided in Section 5.3 above, all awards of Stock Options or Deferred Stock which were outstanding immediately prior to the Effective Time were adjusted as set forth in Section 7.1 and 7.2 of the Employee Matters Agreement.

SECTION 6. Stock Options
6.1 The Stock Options awarded to eligible persons under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.
6.2 Subject to the following provisions, Stock Options awarded under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.
(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).
(b) Option Term. The term of each Stock Option shall be fixed by the Committee.
(c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that all Stock Options to be conditioned upon the completion of a specified period of service must be conditioned upon a period of service of at least three (3) years from the date of grant, which may include a three (3) year graded service requirement, and all Stock Options to be conditioned upon the attainment of specified performance objectives must have a performance period of at least one (1) year before such performance objectives are attainable. Notwithstanding the foregoing, for all awards in the aggregate of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Bonus Stock and any other Common Stock based awards granted under the Plan, the appropriate Committee (as determined under Section 3.1) shall have the authority and discretion to determine the service period requirement, which can be a period shorter than the three (3) years, and/or performance period, which can be a period shorter than one (1) year, with respect to five percent (5%) of the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 4 for such awards in the aggregate. The Committee may impose different schedules for exercisability and vesting. After considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of the Stock Option at any time in whole or in part.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Common Stock already owned by the Optionee for at least six months, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.
(e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).
(f) Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Non-Qualified Option which is outstanding on the date of an Optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.
(g) Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.
(h) Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.
6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:
(a) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.

(b) Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option or (ii) be exercisable more than five years after the date such Incentive Option is awarded.
(c) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.
(d) Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.
(e) Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.
(f) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company’s shareholders.
The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.
6.4 In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.
6.5 Except as provided in Section 4.4 of the Plan, without the prior approval of the Company’s shareholders, (a) the exercise price of any Stock Option shall not be reduced following the date of its grant, and (b) no Stock Option may be cancelled and replaced with a new Stock Option with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

SECTION 7. Stock Appreciation Rights
7.1 A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine, provided that all Stock Appreciation Rights to be conditioned upon the completion of a specified period of service must be conditioned upon a period of service of at least three (3) years from the date of grant, which may include a three (3) year graded service requirement, and all Stock Appreciation Rights to be conditioned upon the attainment of specified performance objectives must have a performance period of at least one (1) year before such performance objectives are attainable. Notwithstanding the foregoing, for all awards in the aggregate of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Bonus Stock and any other Common Stock based awards granted under the Plan, the appropriate Committee (as determined under Section 3.1) shall have the authority and discretion to determine the service period requirement, which can be a period shorter than the three (3) years, and/or performance period, which can be a period shorter than one (1) year, with respect to five percent (5%) of the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 4 for such awards in the aggregate.
7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).
7.3 After considering any accounting impact to the Company and only upon the death, disability, or retirement of an Optionee, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of a Stock Appreciation Right at any time in whole or in part.
SECTION 8. Restricted Stock
Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine; provided, however, that all Restricted Stock to be conditioned upon the completion of a specified period of service must be conditioned upon a period of service of at least three (3) years from the date of grant, which may include a three (3) year graded service requirement, and all Restricted Stock to be conditioned upon the attainment of specified performance objectives must have a performance period of at least one (1) year before such performance objectives are attainable. Notwithstanding the foregoing, for all awards in the aggregate of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Bonus Stock and any other Common Stock based awards granted under the Plan, the appropriate Committee (as determined under Section 3.1), shall have the authority and discretion to determine the service period requirement, which can be a period shorter than the three (3) years, and/or performance period, which can be a period shorter than one (1) year, with respect to five percent (5%) of the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 4 for such awards in the aggregate.

(b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.
(c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.
(d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.
(e) Upon the death, disability, or retirement of a Restricted Stock holder, the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 9. Deferred Stock Awards (also known as Restricted Stock Units)
Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine; provided, however, that all Deferred Stock to be conditioned upon the completion of a specified period of service must be conditioned upon a period of service of at least three (3) years from the date of grant, which may include a three (3) year graded service requirement, and all Deferred Stock to be conditioned upon the attainment of specified performance objectives must have a performance period of at least one (1) year before such performance objectives are attainable. Notwithstanding the foregoing, for all awards in the aggregate of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Bonus Stock and any other Common Stock based awards granted under the Plan, the appropriate Committee (as determined under Section 3.1), shall have the authority and discretion to determine the service period requirement, which can be a period shorter than the three (3) years, and/or performance period, which can be a period shorter than one (1) year, with respect to five percent (5%) of the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 4 for such awards in the aggregate.
(b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.
(c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Common Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.
(d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.
(e) Upon the death, disability, or retirement of a Deferred Stock holder, the Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Deferred Stock award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 10. Bonus Stock Awards
The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. If Bonus Stock is conditioned upon a specified period of service or upon the attainment of specified performance objectives, then all Bonus Stock to be conditioned upon the completion of a specified period of service must be conditioned upon a period of service of at least three (3) years from the date of grant, which may include a three (3) year graded service requirement, and all Bonus Stock to be conditioned upon the attainment of specified performance objectives must have a performance period of at least one (1) year before such performance objectives are attainable. Notwithstanding the foregoing, for all awards in the aggregate of Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Bonus Stock and any other Common Stock based awards granted under the Plan, the appropriate Committee (as determined under Section 3.1), shall have the authority and discretion to determine the service period requirement, which can be a period shorter than the three (3) years, and/or performance period, which can be a period shorter than one (1) year, with respect to five percent (5%) of the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 4 for such awards in the aggregate. Upon the death, disability or retirement of a Bonus Stock holder, the Committee may waive such conditions in whole or in part (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.
SECTION 11. Election to Defer Deferred Stock Awards or Bonus Stock Awards
The Committee may permit an award recipient to elect to defer payment of an award for a specified period or until a specified event, upon such terms as are determined by the Committee. An award holder may elect to defer the distribution date of a Deferred Stock Award or Bonus Stock Award provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.
SECTION 12. Non-Employee Director Options
The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director’s termination of service.

SECTION 13. Tax Withholding
13.1 Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.
13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock already owned by the Employee for at least six months. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.
SECTION 14. Change in Control
14.1 In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant:
(a) all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;
(b) the restrictions and vesting conditions applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;
(c) the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock and Deferred Stock awards; and
(d) to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.

14.2 A “Change in Control” shall be deemed to occur on:
(i) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Beneficial Owner”), of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (x) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, (y) the acquisition of securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them);
(ii) the consummation of a merger or consolidation of the Company with another corporation unless
(A) the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;
(B) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and
(C) the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;
(iii) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);
(iv) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or
(v) the date of approval of the shareholders of the Company of a plan of complete liquidation of the Company.
14.3 “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 15. General Provisions
15.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.
15.2 The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the conduct described below (“Disqualifying Conduct”). Disqualifying Conduct shall mean (i) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director, or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries, (ii) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries (iii) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries or (iv) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.
15.3 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.
15.4 Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.
15.5 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6 The Plan and all awards hereunder shall be governed by the laws of the State of Indiana without giving effect to conflict of laws principles.
SECTION 16. Amendments and Termination
16.1 The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.
16.2 The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.
SECTION 17. Effective Date of Plan as Amended and Restated
17.1 The Plan was originally effective January 15, 2002. The Plan was amended and restated effective as of the Restatement Effective Date and restated again effective September 17, 2009.